Exhibit 99.1
APi Group Reports Third Quarter 2024 Financial Results
-Third quarter net revenues of $1.8 billion, representing growth of 2.4%
with double digit inspection revenue growth in U.S. Life Safety-
-Record third quarter net income of $69 million, representing year-over-year growth of 28%-
-Record third quarter adjusted EBITDA of $245 million, representing year-over-year growth of 9%-
-Record third quarter operating cash flow and free cash flow generation; increases 2024 conversion target to 75%+-
New Brighton, Minnesota – October 31, 2024 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three and nine months ended September 30, 2024.
Russ Becker, APi’s President and Chief Executive Officer stated: “The team’s work over the last few years executing our strategy has resulted in APi being the strongest it has ever been with 2024 shaping up to be a year of record net revenues, margins and free cash flow generation. As we plan for a return to accelerated organic growth in 2025 complemented by strong operating performance, I am proud of the team's execution of our strategy. We are well positioned to achieve our 13% plus adjusted EBITDA margin target in 2025 and set new meaningfully higher targets for the following three years which we will review during our 2025 investor day. As we shift our focus to 2025, we have great confidence in the business, our backlog, our balance sheet, and our ability to accelerate growth and expand margins to build on our already strong foundation. Our business has significant opportunities ahead and we look forward to leveraging these opportunities as we update you on our progress."
Third Quarter 2024 Consolidated Results:

	Three Months Ended September 30,
	2024	2023	Y/Y
Net revenues	$1,826	$1,784	2.4%
Organic net revenue growth (a)			(0.2)%

GAAP
Gross profit	$567	$511	11.0%
Gross margin	31.1%	28.6%	+ 250 bps

Net income	$69	$54	27.8%
Diluted EPS	$0.23	$0.15	53.3%

Adjusted non-GAAP comparison
Adjusted gross profit	$566	$518	9.3%
Adjusted gross margin	31.0%	29.0%	+ 200 bps

Adjusted EBITDA	$245	$224	9.4%
Adjusted EBITDA margin	13.4%	12.6%	+ 80 bps

Adjusted net income	$141	$130	8.5%
Adjusted diluted EPS	$0.51	$0.48	6.3%
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

•Reported net revenue increased by 2.4% (0.2% organic decline) due to acquisitions and strong growth in inspection, service, and monitoring in the Safety Services segment, offset by divestitures in the Specialty Services segment and project delays primarily in Specialty Services.
•Reported and adjusted gross margin increased 250 and 200 basis points, respectively, compared to prior year period due to disciplined customer and project selection, improved business mix in higher margin services revenue as well as value capture initiatives in our Safety Services Segment.
•Reported net income was $69 million and diluted EPS was $0.23, representing a 53.3% increase compared to prior year period. Adjusted net income was $141 million and adjusted diluted EPS was $0.51, representing a 6.3% increase compared to prior year period. The increase in both net income and adjusted net income were driven by growth in adjusted EBITDA, partially offset by an increase in interest expense and adjusted diluted weighted average shares outstanding.
•Adjusted EBITDA increased by 9.4% (8.9% on a fixed currency basis) compared to the prior year period and adjusted EBITDA margin increased 80 basis points to a third quarter record of 13.4%, primarily due to the increase in gross margins, partially offset by lower fixed cost absorption.
Third Quarter 2024 Segment Results:
Safety Services

	Three Months Ended September 30,
	2024	2023	Y/Y
Safety Services
Net revenues	$1,335	$1,217	9.7%
Organic net revenue growth (a)			3.1%

GAAP
Gross profit	$468	$398	17.6%
Gross margin	35.1%	32.7%	+ 240 bps
Operating income	$148	$98	51.0%
Operating margin	11.1%	8.1%	+ 300 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$467	$405	15.3%
Adjusted gross margin	35.0%	33.3%	+ 170 bps

Adjusted EBITDA	$210	$169	24.3%
Adjusted EBITDA margin	15.7%	13.9%	+ 180 bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue growth of 9.7% (3.1% organic growth) driven by acquisitions completed in the last year and strong growth in inspection, service and monitoring, partially offset by a decline in project revenues predominately in the HVAC business.
•Reported and adjusted gross margin increased 240 and 170 basis points, respectively, compared to prior year period driven by disciplined project and customer selection, pricing improvements, improved business mix in higher margin services revenue as well as value capture initiatives.
•Operating income increased by 51.0% compared to the prior year period. Operating margin was 11.1%, representing a 300 basis point increase compared to the prior year period.
•Adjusted EBITDA increased by 24.3% (23.5% on a fixed currency basis) compared to the prior year period. Adjusted EBITDA margin was 15.7%, representing a 180 basis point increase compared to prior year period, primarily due to the increase in adjusted gross margins.

Specialty Services

	Three Months Ended September 30,
	2024	2023	Y/Y
Specialty Services
Net revenues	$493	$569	(13.4)%
Organic net revenue growth (a)			(7.7)%

GAAP
Gross profit	$99	$112	(11.6)%
Gross margin	20.1%	19.7%	+ 40 bps
Operating income	$40	$43	(7.0)%
Operating margin	8.1%	7.6%	+ 50 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$99	$112	(11.6)%
Adjusted gross margin	20.1%	19.7%	+ 40 bps

Adjusted EBITDA	$67	$83	(19.3)%
Adjusted EBITDA margin	13.6%	14.6%	(100 bps)
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue declined by 13.4% (7.7% organic decline) due to divestitures and a decline in project and service revenues driven by customer delays.
•Reported and adjusted gross margin each increased 40 basis points compared to prior year period due to disciplined customer and project selection driving margin improvement in project revenues and the divestitures of lower margin businesses.
•Operating income was $40 million and operating margin was 8.1%.
•Adjusted EBITDA decreased by 19.3% due to lower revenues. Adjusted EBITDA margin was 13.6%, representing a 100 basis point decrease compared to prior year period, primarily due to lower fixed cost absorption, partially offset by the increase in adjusted gross margins.
2024 Annual Guidance
APi Group announces revised full year net revenue, adjusted EBITDA, and free cash flow guidance
• Net Revenues of approximately $7,000 million, revised from $7,150 to $7,350 million
• Adjusted EBITDA of $890 to $900 million, revised from $885 to $915 million
• Adjusted Free Cash Flow Conversion at or above 75% of adjusted EBITDA, revised from approximately 70%
Conference Call
APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, October 31, 2024. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; Kevin S. Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.
To listen to the call by telephone, please dial 800-715-9871 or 646-307-1963 and provide Conference ID 6614530. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:
https://events.q4inc.com/attendee/374374212
A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.
About APi:
APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.
Investor Relations and Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of our acquisitions and restructuring program, and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections; (vi) failure to realize expected benefits from the Company’s other business strategies, including the Company’s disciplined approach to customer and project selection, the Company’s asset-light, services-focused business model and its expected impact on future capital expenditures, and the expected efficiencies from the realignment of the Company’s safety services segment; (vii) risks associated with the Company’s decentralized business model and participation in joint ventures; (viii) improperly managed projects or project delays; (ix) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (x) the Company’s substantial level of indebtedness; (xi) risks associated with the Company’s contract portfolio; (xii) changes in applicable laws or regulations; (xiii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiv) the impact of a global armed conflict; (xv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; (xvi) geopolitical risks; and (xvii) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures
This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) in case of EBITDA, determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results. Specifically:
•The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, and non-service pension cost or benefit are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•The Company discloses fixed currency net revenues and adjusted EBITDA (“FFX”) on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue and adjusted EBITDA trends by providing net revenues and adjusted EBITDA on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2024.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.
•Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.
•The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, one-time and other events such as post-measurement period purchase accounting adjustments for acquisitions and public offerings, and COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.
•The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.
The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$1,826	$1,784	$5,157	$5,169
Cost of revenues	1,259	1,273	3,554	3,737
Gross profit	567	511	1,603	1,432
Selling, general, and administrative expenses	425	407	1,235	1,148
Operating income	142	104	368	284
Interest expense, net	41	37	110	112
Loss on extinguishment of debt, net	—	—	—	3
Investment expense (income) and other, net	1	(7)	6	(18)
Other expense, net	42	30	116	97
Income before income taxes	100	74	252	187
Income tax provision	31	20	69	59
Net income	$69	$54	$183	$128
Net income (loss) attributable to common shareholders:
Stock dividend on Series B Preferred Stock	—	(11)	(7)	(33)
Conversion of Series B Preferred Stock	—	—	(372)	—
Net income (loss) attributable to common shareholders	$69	$43	$(196)	$95
Net income (loss) per common share:
Basic	$0.23	$0.15	$(0.74)	$0.32
Diluted	0.23	0.15	(0.74)	0.32
Weighted average shares outstanding:
Basic	275	235	265	235
Diluted	276	270	265	269

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$487	$479
Accounts receivable, net	1,344	1,395
Inventories	155	150
Contract assets	553	436
Prepaid expenses and other current assets	152	122
Total current assets	2,691	2,582
Property and equipment, net	387	385
Operating lease right of use assets	264	233
Goodwill	2,931	2,471
Intangible assets, net	1,732	1,620
Deferred tax assets	68	113
Pension and post-retirement assets	103	111
Other assets	69	75
Total assets	$8,245	$7,590
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$5	$5
Accounts payable	454	472
Accrued liabilities	663	729
Contract liabilities	570	526
Operating and finance leases	89	75
Total current liabilities	1,781	1,807
Long-term debt, less current portion	2,847	2,322
Pension and post-retirement obligations	52	50
Operating and finance leases	193	172
Deferred tax liabilities	248	233
Other noncurrent liabilities	157	138
Total liabilities	5,278	4,722
Total redeemable convertible preferred stock	—	797
Total shareholders’ equity	2,967	2,071
Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$8,245	$7,590

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$183	$128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	221	226
Restructuring charges, net of cash paid	(15)	17
Deferred taxes	1	5
Share-based compensation expense	26	19
Profit-sharing expense	20	14
Non-cash lease expense	73	55
Net periodic pension expense (benefit)	20	(9)
Loss on extinguishment of debt, net	—	3
Other, net	(22)	—
Changes in operating assets and liabilities, net of effects of acquisitions	(170)	(241)
Net cash provided by operating activities	$337	$217

Cash flows from investing activities:
Acquisitions, net of cash acquired	$(647)	$(57)
Purchases of property and equipment	(66)	(64)
Proceeds from sales of property and equipment	33	13
Net cash used in investing activities	$(680)	$(108)

Cash flows from financing activities:
Proceeds from long-term borrowings	$850	$—
Payments on long-term borrowings	(335)	(206)
Repurchases of common stock	—	(41)
Proceeds from issuance of common shares	458	—
Conversion of Series B Preferred Stock	(600)	—
Payments of acquisition-related consideration	(7)	(4)
Restricted shares tendered for taxes	(12)	(2)
Other financing activities	(6)	—
Net cash provided by (used in) financing activities	$348	$(253)
Effect of foreign currency exchange rate change on cash, cash equivalents, and restricted cash	4	(1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$9	$(145)
Cash, cash equivalents, and restricted cash, beginning of period	480	607
Cash, cash equivalents, and restricted cash, end of period	$489	$462

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended September 30, 2024
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	9.7%	0.6%	9.1%	6.0%	3.1%
Specialty Services	(13.4)%	0.1%	(13.5)%	(5.8)%	(7.7)%
Consolidated	2.4%	0.4%	2.0%	2.2%	(0.2)%

	Nine Months Ended September 30, 2024
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	5.4%	0.2%	5.2%	3.6%	1.6%
Specialty Services	(14.1)%	—%	(14.1)%	(3.8)%	(10.3)%
Consolidated	(0.2)%	0.2%	(0.4)%	1.2%	(1.6)%
Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2024.
(b)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of September 30, 2024.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended September 30,		Nine Months Ended September 30,
		2024	2023	2024	2023
Gross profit (as reported)		$567	$511	$1,603	$1,432
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	(1)	7	2	20
Restructuring program related costs	(b)	$—	$—	$2	$—
Adjusted gross profit		$566	$518	$1,607	$1,452

Net revenues		$1,826	$1,784	$5,157	$5,169
Adjusted gross margin		31.0%	29.0%	31.2%	28.1%

Adjusted SG&A

		Three Months Ended September 30,		Nine Months Ended September 30,
		2024	2023	2024	2023
Selling, general, and administrative expenses ("SG&A") (as reported)		$425	$407	$1,235	$1,148
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(c)	(57)	(49)	(159)	(147)
Contingent consideration and compensation	(d)	(1)	(4)	(5)	(8)
Business process transformation expenses	(e)	(13)	(6)	(26)	(17)
Acquisition related expenses	(f)	(2)	(1)	(11)	(7)
Restructuring program related costs	(b)	(4)	(17)	(15)	(24)
Other	(g)	—	(11)	8	1
Adjusted SG&A expenses		$348	$319	$1,027	$946

Net revenues		$1,826	$1,784	$5,157	$5,169
Adjusted SG&A as a % of net revenues		19.1%	17.9%	19.9%	18.3%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(c)Adjustment to reflect the addback of amortization expense.
(d)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2024	2023	2024	2023
Net income (as reported)		$69	$54	$183	$128
Adjustments to reconcile net income to EBITDA:
Interest expense, net		41	37	110	112
Income tax provision		31	20	69	59
Depreciation and amortization		77	77	221	226
EBITDA		$218	$188	$583	$525
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	4	5	8
Non-service pension cost (benefit)	(b)	7	(3)	17	(9)
Business process transformation expenses	(c)	13	6	26	17
Acquisition related expenses	(d)	2	1	11	7
Loss on extinguishment of debt, net	(e)	—	—	—	3
Restructuring program related costs	(f)	4	17	17	24
Other	(g)	—	11	(8)	(1)
Adjusted EBITDA		$245	$224	$651	$574

Net revenues		$1,826	$1,784	$5,157	$5,169
Adjusted EBITDA margin		13.4%	12.6%	12.6%	11.1%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(d)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(e)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income before income tax, net income and EPS and
Adjusted income before income tax, net income and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2024	2023	2024	2023
Income before income tax provision (as reported)		$100	$74	$252	$187
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	56	56	161	167
Contingent consideration and compensation	(b)	1	4	5	8
Non-service pension cost (benefit)	(c)	7	(3)	17	(9)
Business process transformation expenses	(d)	13	6	26	17
Acquisition related expenses	(e)	2	1	11	7
Loss on extinguishment of debt, net	(f)	—	—	—	3
Restructuring program related costs	(g)	4	17	17	24
Other	(h)	—	11	(8)	(1)
Adjusted income before income tax provision		$183	$166	$481	$403

Income tax provision (as reported)		$31	$20	$69	$59
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(i)	11	16	41	34
Adjusted income tax provision		$42	$36	$110	$93

Adjusted income before income tax provision		$183	$166	$481	$403
Adjusted income tax provision		42	36	110	93
Adjusted net income		$141	$130	$371	$310

Diluted weighted average shares outstanding (as reported)		276	270	265	269
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(j)	—	—	1	—
Dilutive impact of Series A Preferred Stock	(k)	4	2	4	3
Dilutive impact of conversion of Series B Preferred Stock	(l)	—	—	7	—
Adjusted diluted weighted average shares outstanding		280	272	277	272

Adjusted diluted EPS		$0.51	$0.48	$1.34	$1.14
Notes:
(a)Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.
(i)Adjustment to reflect an adjusted effective tax rate of 23% which reflects the Company's estimated expectations for taxes to be paid on its adjusted non-GAAP earnings.
(j)Adjustment to add the dilutive impact of options and RSUs which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(k)Adjustment for the three and nine months ended September 30, 2024 reflects the addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock. The adjustment for the three and nine months ended September 30, 2023 is partially offset by the elimination of 2 million and 1 million shares, respectively, reflecting the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of September 30, 2023.
(l)Adjustment for the weighted average impact of the Series B Preferred Stock that were convertible into approximately 33 million common shares and were outstanding for two months of the year. On February 28, 2024, all Series B Preferred Stock was converted to common stock and there is no longer any dilutive impact from the Series B Preferred Stock.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2024 (a)	2023 (a)	2024 (a)	2023 (a)
Safety Services
Net revenues		$1,335	$1,217	$3,828	$3,633
Adjusted gross profit		467	405	1,342	1,177
Adjusted EBITDA		210	169	585	475

Adjusted gross margin		35.0%	33.3%	35.1%	32.4%
Adjusted EBITDA margin		15.7%	13.9%	15.3%	13.1%

Specialty Services
Net revenues		$493	$569	$1,335	$1,554
Adjusted gross profit		99	112	265	275
Adjusted EBITDA		67	83	163	180

Adjusted gross margin		20.1%	19.7%	19.9%	17.7%
Adjusted EBITDA margin		13.6%	14.6%	12.2%	11.6%

Total net revenues before corporate and eliminations	(b)	$1,828	$1,786	$5,163	$5,187
Total adjusted EBITDA before corporate and eliminations	(b)	277	252	748	655
Adjusted EBITDA margin before corporate and eliminations	(b)	15.2%	14.1%	14.5%	12.6%

Corporate and Eliminations
Net revenues		$(2)	$(2)	$(6)	$(18)
Adjusted EBITDA		(32)	(28)	(97)	(81)

Total Consolidated
Net revenues		$1,826	$1,784	$5,157	$5,169
Adjusted gross profit		566	518	1,607	1,452
Adjusted EBITDA		245	224	651	574

Adjusted gross margin		31.0%	29.0%	31.2%	28.1%
Adjusted EBITDA margin		13.4%	12.6%	12.6%	11.1%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended September 30, 2024				Three Months Ended September 30, 2023
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,335	$—		$1,335	$1,217	$—		$1,217
Cost of revenues	867	1	(a)	868	819	(7)	(a)	812
Gross profit	$468	$(1)		$467	$398	$7		$405
Gross margin	35.1%			35.0%	32.7%			33.3%

Specialty Services
Net revenues	$493	$—		$493	$569	$—		$569
Cost of revenues	394	—		394	457	—		457
Gross profit	$99	$—		$99	$112	$—		$112
Gross margin	20.1%			20.1%	19.7%			19.7%

Corporate and Eliminations
Net revenues	$(2)	$—		$(2)	$(2)	$—		$(2)
Cost of revenues	(2)	—		(2)	(3)	—		(3)

Total Consolidated
Net revenues	$1,826	$—		$1,826	$1,784	$—		$1,784
Cost of revenues	1,259	1	(a)	1,260	1,273	(7)	(a)	1,266
Gross profit	$567	$(1)		$566	$511	$7		$518
Gross margin	31.1%			31.0%	28.6%			29.0%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30, 2024				Nine Months Ended September 30, 2023
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$3,828	$—		$3,828	$3,633	$—		$3,633
Cost of revenues	2,490	(2)	(a)	2,486	2,476	(20)	(a)	2,456
		(2)	(b)			—
Gross profit	$1,338	$4		$1,342	$1,157	$20		$1,177
Gross margin	35.0%			35.1%	31.8%			32.4%

Specialty Services
Net revenues	$1,335	$—		$1,335	$1,554	$—		$1,554
Cost of revenues	1,070	—		1,070	1,279	—		1,279
Gross profit	$265	$—		$265	$275	$—		$275
Gross margin	19.9%			19.9%	17.7%			17.7%

Corporate and Eliminations
Net revenues	$(6)	$—		$(6)	$(18)	$—		$(18)
Cost of revenues	(6)	—		(6)	(18)	—		(18)

Total Consolidated
Net revenues	$5,157	$—		$5,157	$5,169	$—		$5,169
Cost of revenues	3,554	(2)	(a)	3,550	3,737	(20)	(a)	3,717
		(2)	(b)			—
Gross profit	$1,603	$4		$1,607	$1,432	$20		$1,452
Gross margin	31.1%			31.2%	27.7%			28.1%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2024	2023	2024	2023
Safety Services
Safety Services EBITDA		$197	$153	$544	$449
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	4	5	7
Non-service pension cost (benefit)	(b)	7	(3)	17	(9)
Acquisition related expenses	(c)	—	—	—	5
Business process transformation expenses	(d)	2	—	4	1
Restructuring program related costs	(e)	3	17	16	24
Other	(f)	—	(2)	(1)	(2)
Safety Services adjusted EBITDA		$210	$169	$585	$475

Specialty Services
Specialty Services EBITDA		$66	$70	$161	$166
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	—	—	1
Business process transformation expenses	(d)	1	—	1	—
Other	(f)	—	13	1	13
Specialty Services adjusted EBITDA		$67	$83	$163	$180

Corporate and Eliminations
Corporate and Eliminations EBITDA		$(45)	$(35)	$(122)	$(90)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(d)	10	6	21	16
Acquisition related expenses	(c)	2	1	11	2
Loss on extinguishment of debt, net	(g)	—	—	—	3
Restructuring program related costs	(e)	1	—	1	—
Other	(f)	—	—	(8)	(12)
Corporate and Eliminations adjusted EBITDA		$(32)	$(28)	$(97)	$(81)
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(f)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.
(g)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in adjusted EBITDA (non-GAAP)
(Unaudited)
Change in adjusted EBITDA

	Three Months Ended September 30, 2024
	Change in Adjusted EBITDA (public rates) (a)	Foreign currency translation (b)	Change in Adjusted EBITDA (fixed currency) (c)
Safety Services	24.3%	0.8%	23.5%
Specialty Services	(19.3)%	—%	(19.3)%
Consolidated	9.4%	0.5%	8.9%

	Nine Months Ended September 30, 2024
	Change in	Foreign	Change in
	Adjusted EBITDA	currency	Adjusted EBITDA
	(public rates) (a)	translation (b)	(fixed currency) (c)
Safety Services	23.2%	0.3%	22.9%
Specialty Services	(9.4)%	—%	(9.4)%
Consolidated	13.4%	0.2%	13.2%
Notes:
(a)Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Adjusted to eliminate the impact of foreign currency on adjusted EBITDA amounts, calculated as the difference between adjusted EBITDA at public currency rates and adjusted EBITDA at fixed currency rates for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2024.
(c)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2024	2023	2024	2023
Net cash provided by operating activities (as reported)		$220	$144	$337	$217
Less: Purchases of property and equipment		(22)	(18)	(66)	(64)
Free cash flow		$198	$126	$271	$153
Add: Cash payments related to following items:
Contingent compensation	(a)	5	—	16	18
Business process transformation expenses	(b)	12	9	26	22
Acquisition related expenses	(c)	1	—	10	5
Restructuring program related payments	(d)	9	7	30	18
Payroll tax deferral	(e)	—	—	—	9
Other	(f)	2	4	8	12
Adjusted free cash flow		$227	$146	$361	$237

Adjusted EBITDA	(g)	$245	$224	$651	$574
Adjusted free cash flow conversion		92.7%	65.2%	55.5%	41.3%
Notes:
(a)Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(c)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(d)Adjustment to reflect payments made for restructuring programs and related costs.
(e)Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid Relief and Economic Security (CARES) Act. During the first quarter of 2020, the CARES Act was passed, allowing the Company to defer the payment of the employer's share of Social Security taxes until December 2021 and December 2022. The final payments were made on the amount deferred in 2020 during the first half of 2023.
(f)Adjustment includes various miscellaneous non-recurring items, such as elimination of payments made on the Series B Preferred Stock conversion, and payments made related to the debt repricing transaction.
(g)Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.